QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
EMRISE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EMRISE CORPORATION
9485 Haven Avenue, Suite 100
Rancho Cucamonga, California 91730

April 29, 2008

Dear Stockholders:

        You are cordially invited to attend the EMRISE Corporation 2008 annual meeting of stockholders that will be held on June 24, 2008 at 10:00 a.m. local time, at our headquarters located at 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California 91730. All holders of our outstanding common stock as of the close of business on April 24, 2008 are entitled to vote at the 2008 annual meeting.

        Enclosed are a copy of the notice of annual meeting of stockholders, a proxy statement, a proxy card, a letter to our shareholders, and our annual report on Form 10-K for the year ended December 31, 2007. A current report on our business operations and future plans will be presented at the meeting, and stockholders will have an opportunity to ask questions.

        We hope you will be able to attend the 2008 annual meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the 2008 annual meeting.

Sincerely,

/s/ CARMINE T. OLIVA

Carmine T. Oliva, President and Chief Executive Officer

EMRISE CORPORATION
9485 Haven Avenue, Suite 100
Rancho Cucamonga, California 91730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on June 24, 2008

        NOTICE IS HEREBY GIVEN that the 2008 annual meeting of stockholders of EMRISE Corporation, a Delaware corporation, will be held at our headquarters located at 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California, on June 24, 2008 at 10:00 a.m. local time, for the following purposes:

  1.
  To elect Carmine T. Oliva and Richard E. Mahmarian as Class III directors to serve a three-year term.

  2.
  To consider and vote upon a proposal to ratify the selection of our independent registered public accountants to audit our consolidated financial statements for 2008.

  3.
  To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

        Our board of directors has fixed the close of business on April 24, 2008 as the record date for determining those stockholders who will be entitled to notice of and to vote at the 2008 annual meeting. Only holders of our common stock at the close of business on the record date are entitled to vote at the meeting. Stockholders whose shares are held in the name of a broker or other nominee and who desire to vote in person at the meeting should bring with them a legal proxy.

By Order of the Board of Directors,

/s/ D. JOHN DONOVAN

D. John Donovan, Secretary

Rancho Cucamonga, California
April 29, 2008

YOUR VOTE IS IMPORTANT

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. Returning a signed proxy card will help us secure a quorum and avoid the expense of additional proxy solicitation. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached proxy statement.

EMRISE CORPORATION
9485 HAVEN AVENUE, SUITE 100
RANCHO CUCAMONGA, CALIFORNIA 91730

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
June 24, 2008

VOTING AND PROXY

        We are furnishing this proxy statement in connection with the solicitation of proxies by our board of directors for use at our 2008 annual meeting of stockholders to be held at 10:00 a.m. local time on June 24, 2008, at our offices at 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California 91730, and at any and all adjournments and postponements of the meeting. This proxy statement and the accompanying notice of annual meeting and proxy card are first being mailed to stockholders on or about May 15, 2008.

        Our annual report for the year ended December 31, 2007 is being mailed to stockholders concurrently with this proxy statement. The annual report is not to be regarded as proxy soliciting material or as a communication through which any solicitation of proxies is made. A proxy card is enclosed for your use. The shares represented by each properly executed unrevoked proxy card will be voted as directed by the stockholder with respect to the matters described in the proxy card. If no direction is made, the shares represented by each properly executed proxy card will be voted "for" each of the proposals listed on the proxy card. Any proxy given may be revoked at any time prior to its exercise by filing with our secretary an instrument revoking the proxy or by filing a duly executed proxy card bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if he or she so desires. However, a stockholder who holds shares through a broker or other nominee must bring a legal proxy to the meeting if that stockholder desires to vote in person at the meeting.

        At the close of business on April 24, 2008, the record date for determining the stockholders entitled to notice of and to vote at the 2008 annual meeting, we had issued and outstanding 38,254,250 shares of common stock. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting or at any adjournments and postponements of the meeting.

        Each share of our common stock issued and outstanding on the record date entitles the holder of that share to one vote at the 2008 annual meeting for all matters to be voted on at the meeting. The holders of a majority of our shares of common stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for purposes of voting on the proposals. Votes cast at the 2008 annual meeting will be tabulated by the person or persons appointed by us to act as inspectors of election for the meeting. Shares of our common stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the meeting.

        An "abstention" is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. "Broker non-votes" are shares of voting stock held in record name by brokers and nominees concerning which: (i) the brokers or nominees do not have discretionary voting power under applicable rules or the instruments under which they serve in such capacity and instructions have not been received from the beneficial owners or persons entitled to vote; or (ii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.

        Directors are elected by a plurality. Therefore, for proposal 1, the election of two Class III directors to our board of directors, the two nominees receiving the highest number of votes will be elected. Approval of proposal 2, the ratification of the selection of our independent registered public accountants, is not required. However, the affirmative vote of a majority of the shares of our common stock entitled to vote at and present in person or represented by proxy at the meeting will constitute stockholder ratification of the selection of our independent registered public accountants.

        Abstentions and broker non-votes are not be included in the vote totals for the election of directors and therefore will have no effect on the vote for that proposal. For proposal 2, which requires approval of the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal, abstentions but not broker non-votes will be treated as shares present and entitled to vote on the proposals. Applying that standard, an abstention will have the effect of a vote "against" the proposals, and a broker non-vote will reduce the absolute number (although not the percentage) of the affirmative votes needed for approval of the proposals.

        We will pay the expenses of soliciting proxies for the 2008 annual meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail or by telephone, or by our directors, officers and regular employees who will not be additionally compensated. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but we reserve the option to do so if it appears that a quorum otherwise might not be obtained. The matters to be considered and acted upon at the 2008 annual meeting are referred to in the preceding notice and are discussed below more fully.

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Biographical Information

        The names, ages and positions held by our directors, director nominees and executive officers as of March 31, 2008 and their business experience are as follows:

Name	Age	Titles
Carmine T. Oliva	65	Chairman of the Board, President, Chief Executive Officer, Director and Director Nominee
Graham Jefferies	50	Executive Vice President, Chief Operating Officer and Managing Director of EMRISE Electronics Ltd.
D. John Donovan	42	Vice President Finance and Administration, Secretary and Treasurer
Laurence P. Finnegan, Jr.(1)	70	Director
Otis W. Baskin(1)	62	Director
Richard E. Mahmarian(1)	71	Director and Director Nominee

(1)
Member of the compensation committee, nominating committee and audit committee.

        Carmine T. Oliva has been Chairman of the Board, President and Chief Executive Officer and a Class III director of EMRISE since March 26, 1997 and of our subsidiary, EMRISE Electronics Corporation, since he founded EMRISE Electronics Corporation in 1983. Mr. Oliva served as Acting Chief Financial Officer and Secretary of EMRISE from August 18, 2006 to May 15, 2007 and served as Acting Chief Financial Officer from April to July 2005. Mr. Oliva has been Chairman of the Board of EMRISE Electronics Ltd. since 1985, and Chairman and Chief Executive Officer of CXR Larus since March 1997. In 2002, Mr. Oliva obtained a French government working permit and assumed responsibility as President of our CXR-AJ subsidiary. From January 1999 to January 2000, Mr. Oliva served as a director of Digital Transmission Systems Inc. From 1980 to 1983, Mr. Oliva was Senior Vice President and General Manager, ITT Asia Pacific Inc. Prior to holding that position, Mr. Oliva held a number of executive positions with ITT Corporation and its subsidiaries over an eleven-year period. Mr. Oliva attained the rank of Captain in the United States Army and is a veteran of the Vietnam War. Mr. Oliva earned a B.A. degree from Seton Hall University and an M.B.A. degree from The Ohio State University.

        Graham Jefferies was appointed as Executive Vice President on October 21, 1999. Mr. Jefferies was also appointed as our Chief Operating Officer on January 3, 2005, after having served as Chief Operating Officer of our Telecommunications Group since October 21, 1999. Mr. Jefferies served as Executive Vice President of EMRISE from April 1999 through October 1999. Mr. Jefferies has served CXR-AJ as a director since March 1997 and as General Manager since July 2002, has served as Managing Director of Belix Power Conversions Ltd., Belix Wound Components Ltd. and Belix Company Ltd. since our acquisition of those companies in April 2000, as Managing Director of XCEL Power Systems, Ltd. since September 1996 and as Managing Director of EMRISE Electronics Ltd. since March 1992. Prior to joining us in 1992, he was Sales and Marketing Director of Jasmin Electronics PLC, a major United Kingdom software and systems provider, from 1987 to 1992. Mr. Jefferies held a variety of project management positions at GEC Marconi from 1978 to 1987. Mr. Jefferies earned a B.S. degree in Engineering from Leicester University, and has experience in mergers and acquisitions. Mr. Jefferies is a citizen and resident of the United Kingdom.

        D. John Donovan was appointed as our Vice President Finance and Administration, Secretary and Treasurer effective May 16, 2007. Prior to joining us, Mr. Donovan served as a management consultant at DLC, Inc. where he was employed from December 2004 to April 2007. During that time, he handled various financial and accounting functions for the firm's clients, including his principal client, AeroVironment, Inc. (NasdaqGM: AVAV). From March 2002 to October 2004, Mr. Donovan served as president and chief financial officer of Chem Lab Products, Inc., a private manufacturer of chemicals. Prior to that, he served as chief financial officer of Gainey Ceramics, as controller of Rembrandt Photo Services, as director of financial reporting at Transamerica Corporation, as manager of financial reporting at Capitol Multimedia, Inc., and as a certified public accountant at Price Waterhouse and Ernst & Young LLP. Mr. Donovan earned a B.S. degree in Accounting and a Master of Accountancy degree in Information Systems from Brigham Young University and is a certified public accountant.

        Laurence P. Finnegan, Jr. has served as a Class II director since March 26, 1997. In addition to being a director of EMRISE Electronics from 1985 to March 1997, Mr. Finnegan was EMRISE Electronics' part-time Chief Financial Officer from 1994 to 1997. Mr. Finnegan has held positions with ITT (1970-1974) as controller of several divisions, Narco Scientific (1974-1983) as Vice President Finance, Chief Financial Officer, Executive Vice President and Chief Operating Officer, and Fischer & Porter (1986-1994) as Senior Vice President, Chief Financial Officer and Treasurer. Since August 1995, he has been a principal of GwynnAllen Partners, Bethlehem, Pennsylvania, an executive management consulting firm. Since December 1996, Mr. Finnegan has been a director and the President of GA Pipe, Inc., a manufacturing company based in Langhorne, Pennsylvania. From September 1997 to January 2001, Mr. Finnegan served as Vice President Finance and Chief Financial Officer of QuestOne Decision Sciences, an efficiency consulting firm based in Pennsylvania. Since August 2001, Mr. Finnegan has served as a director and the Vice President and Chief Financial Officer of VerdaSee Solutions, Inc., a consulting and software company based in Pennsylvania. Mr. Finnegan earned a B.S. degree in Accounting from St. Joseph's University.

        Otis W. Baskin has served as a Class I director since February 6, 2004. He has been a Professor of Management at The George L. Graziadio School of Business and Management at Pepperdine University in Malibu, California since June 1995 and also served as dean from 1995 to 2001. He has been a member of the full-time faculty of the University of Houston—Clear Lake (1975-87), where he served as Coordinator of the Management Faculty and Director of the Center for Advanced

Management Programs. He has also been Professor of Management at Arizona State University, West Campus (1987-91) and The University of Memphis (1991-95), in addition to serving as dean at both universities. Dr. Baskin worked with AACSB International (Association for the Advancement of Collegiate Schools of Business) as Special Advisor to the President and as Chief Executive Officer from July 2002 to June 2004. He is an Associate with the Family Business Consulting Group, where he advises family owned and closely held businesses. He has served as an advisor to Exxon/Mobile Research and Engineering Corporation, NASA and the United States Air Force. He earned a Ph.D. in Management, Public Relations and Communication Theory from The University of Texas at Austin, an M.A. degree in Speech Communication from the University of Houston, and a B.A. degree in Religion from Oklahoma Christian University.

        Richard E. Mahmarian was appointed as a Class III director on March 1, 2006. He is currently serving as a principal and Chairman, President and Chief Executive Officer of Control Solutions, Inc., a company that specializes in providing business systems including hardware, software, consumable products and services to major United States corporations, since December 2003. Mr. Mahmarian also is serving as the Managing Member and Chairman and Chief Executive Officer of REM Associates, LLC, a private investment and consulting company, since 1997. From 1998 until 2001, Mr. Mahmarian was the owner of Alpha Microsystems, LLC, a company that manufactured and sold mini-computer systems, personal computers and servers, provided network services and support, and information technology hardware and software services throughout North America through 50 field offices. In addition, from 1997 until 2006, Mr. Mahmarian owned R&R Palos Verdes Enterprises, Inc., a home construction company in Los Angeles, California. He served in the United States Navy and was honorably discharged. While in the Navy, he received extensive training in advanced electronic technologies. Mr. Mahmarian earned a B.A. degree in Accounting from Upsala College and an M.B.A. in Marketing and Economics from Seton Hall University. Mr. Mahmarian is a member of the Board of Regents of Seton Hall University and Board of Governors of Crestmont College of the Salvation Army.

Term of Office and Family Relationships

        Our officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among our executive officers, directors and director nominee.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

        The following table provides information concerning the compensation for the year ended December 31, 2007 for our principal executive officer, our principal financial officer, and our chief operating officer, who was the only other person who served as an executive officer during 2007 (collectively, the "named executive officers").

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)

Carmine T. Oliva Chief Executive Officer and former Acting Chief Financial Officer(2)	2006 2007	350,000 350,000	1,735 —	55,144 33,163	(3) (4)	406,880 383,163

Graham Jefferies(5) Executive Vice President, Chief Operating Officer	2006 2007	279,165 306,417	2,669 —	27,216 28,862	(6) (7)	309,050 335,279

D. John Donovan(8) Vice President Finance and Administration	2007	148,667	12,710	733	(9)	162,110

(1)
The dollar amount reflected is the compensation cost we recognized for financial statement reporting purposes for the 2006 and 2007 fiscal years for stock options granted in those years, as well as prior fiscal years, in accordance with SFAS No. 123(R). The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the fiscal years indicated:

	2007	2004
Dividend yield	0.00%	0.00%
Expected volatility	82.80%	92.49%
Risk-free interest rates	4.76%	3.00%
Expected option life (in years)	7.0	7.0
Weighted-average fair value per share	$0.91	$0.80

For purposes of the amounts shown in the table above, no forfeitures were assumed to take place. Information regarding the material terms of the grants for which we recognized compensation costs in 2006 and 2007 is included in the "Outstanding Equity Awards at December 31, 2007" table below.

(2)
In addition to serving as our Chief Executive Officer in 2007, Mr. Oliva served as Acting Chief Financial Officer and Secretary from August 18, 2006 to May 15, 2007.

(3)
Amount represented includes $2,411 in insurance premiums we paid with respect to a $1,000,000 term life insurance policy for the benefit of Mr. Oliva's spouse and $10,000 we paid to a charitable organization of Mr. Oliva's choice under a matching program available to certain of our executive officers. Also includes perquisites or personal benefits provided, none of which individually exceed the greater of $25,000 or 10% of the total amount of these benefits provided to Mr. Oliva.

(4)
Amount represented includes $2,411 in insurance premiums we paid with respect to a $1,000,000 term life insurance policy for the benefit of Mr. Oliva's spouse. Also includes perquisites or personal benefits provided, none of which individually exceed the greater of $25,000 or 10% of the total amount of these benefits provided to Mr. Oliva.

(5)
Mr. Jefferies is based in the United Kingdom and receives his remuneration in British pounds sterling. The compensation amounts listed for Mr. Jefferies are shown in United States dollars, converted from British pounds sterling using the average of the daily conversion rates in effect in 2007.

(6)
Amount represented includes $17,131 in company contributions to Mr. Jefferies' retirement account. Also includes perquisites or personal benefits provided, none of which individually exceed the greater of $25,000 or 10% of the total amount of these benefits provided to Mr. Jefferies.

(7)
Amount represented includes $18,353 in company contributions to Mr. Jefferies' retirement account. Also includes perquisites or personal benefits provided, none of which individually exceed the greater of $25,000 or 10% of the total amount of these benefits provided to Mr. Jefferies.

(8)
Mr. Donovan has been employed by us since May 16, 2007, when he was appointed as our Vice President of Finance and Administration.

(9)
Amount represents insurance premiums we paid with respect to a term life insurance policy for the benefit of Mr. Donovan's spouse. The value of perquisites and other personal benefits Mr. Donovan received was less than $10,000 in aggregate.

Employment Agreements

  Carmine T. Oliva

        On February 24, 2006, we executed a five-year employment agreement with Carmine T. Oliva, our Chairman of the Board, President and Chief Executive Officer. The agreement became effective as of January 1, 2006 and replaced his previous employment agreement that was scheduled to automatically renew on that date. The agreement provided for an initial base salary of $350,000 during the first twelve months the agreement was in effect.

        Effective November 1, 2007, we entered into a new employment agreement with Mr. Oliva. This agreement replaced the February 24, 2006 agreement.

        Under the November 1, 2007 executive employment agreement with Mr. Oliva, Mr. Oliva has agreed to serve as our Chairman of the Board, President and Chief Executive Officer on an at-will basis. The agreement provides for a base salary of $350,000, paid vacation of at least four weeks per year, a monthly automobile allowance of at least $750, and non-exclusive use of our corporate residence. Mr. Oliva is eligible to receive increases and annual cash incentive bonuses at the discretion of our compensation committee and to participate in benefit and incentive programs we may offer. We have agreed to nominate Mr. Oliva as a Class III member of our board and to seek stockholder approval of the nomination at our 2008 annual meeting of stockholders. We have also agreed to maintain in effect a directors' and officers' liability insurance policy with a minimum limit of liability of $10 million and that we would enter into an indemnification agreement with Mr. Oliva upon terms mutually acceptable to us and Mr. Oliva. Effective January 1, 2008, our Compensation Committee increased Mr. Oliva's annual base salary to $415,000 per year.

        The agreement contains non-competition provisions that prohibit Mr. Oliva from engaging or participating in a competitive business or soliciting our customers or employees during his employment with us and for two years afterward. The agreement also contains provisions that restrict disclosure by Mr. Oliva of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment and for two years afterward.

        We may terminate the agreement at any time, with or without due cause. "Due cause" includes any intentional misapplication of our funds or other material assets, or any other act of dishonesty injurious to us, or conviction of a felony or a crime involving moral turpitude. "Due cause" also includes abuse of controlled substances or alcohol and breach, nonperformance or nonobservance of any of the terms of the agreement, provided that Mr. Oliva fails to satisfactorily remedy the performance problem following 30 days' written notice.

        Mr. Oliva may terminate the agreement at any time, with or without good reason. However, termination for good reason must occur within 90 days of the occurrence of an event constituting good reason, and Mr. Oliva must furnish us with written notice of the event within 30 days after the initial existence of the event and provide us with at least a 30-day cure period. "Good reason" includes: a material diminution in his authority, duties, responsibilities, titles or offices; a purported reduction in Mr. Oliva's base salary amounting to a material diminution in his salary to an amount less than the greater of $350,000 or 10% below the base salary in effect at the time of the reduction; our failure to timely cure or diligently initiate a cure of any material breach within 30 days after Mr. Oliva gives us written notice of the breach.

        If we terminate Mr. Oliva's employment for due cause or due to Mr. Oliva's breach of his employment agreement by refusing to continue his employment, or if Mr. Oliva terminates his employment without good reason, then all compensation and benefits for Mr. Oliva will cease, other than amounts under retirement and benefit plans and programs that were earned and vested by the date of termination, pro rata annual salary through the date of termination, any stock options that were vested as of the date of termination, and accrued vacation as required by California law.

        If Mr. Oliva becomes incapacitated, we may terminate his employment under the agreement upon 30 days' prior written notice. Upon Mr. Oliva's death, the agreement terminates immediately. If Mr. Oliva's employment terminates due to his incapacity or death, Mr. Oliva or his estate or legal representative will be entitled to receive benefits under our retirement and benefits plans and programs that were earned and vested at the date of termination, a pro rated incentive bonus for the fiscal year in which incapacity or death occurred (to the extent he would otherwise be eligible), and a lump sum cash payment in an amount equal to one year of his then current annual salary, grossed up to cover applicable taxes that are deducted from such amount.

        If Mr. Oliva's employment terminates for good reason or other than as a result of due cause, incapacity, death or retirement, Mr. Oliva will be entitled to his salary through the end of the month in which termination occurs plus credit for accrued vacation, and a pro rated incentive bonus, if eligible, for the fiscal year during which termination occurred. In addition, under those circumstances, if Mr. Oliva enters into a separation and release agreement with us, then he will be entitled to receive (i) a severance payment equal to three times his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount), (ii) all medical insurance benefits to which he was entitled immediately prior to the date of termination for a period of eighteen months or the date that Mr. Oliva's continued participation in our medical insurance plan was not possible under the plan, whichever was earlier, (iii) a lump-sum cash payment equal to eighteen times the estimated monthly COBRA premiums at the time of termination (taking into account all known or anticipated premium increases) to be used by Mr. Oliva to maintain his medical insurance coverage for an additional eighteen months, and (iv) a lump-sum cash payment equal to thirty-six times the estimated monthly life insurance premiums at the time of termination (taking into account all known or anticipated premium increases) to be used by Mr. Oliva to maintain his existing group life insurance coverage and the $1,000,000 life insurance policy on his life for three years. If our medical insurance plan did not allow Mr. Oliva's continued participation, then we will be required to pay to Mr. Oliva, in monthly installments, the monthly premium or premiums for COBRA coverage, covering the eighteen month period described in clause (ii) in the preceding sentence.

        Immediately preceding the occurrence of a change in control, and regardless of whether Mr. Oliva's employment terminates and/or he receives severance payments as a result of the change in control, Mr. Oliva will be entitled to receive a payment equal to three times his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount).

        A "change in control" includes the following circumstances:

  (a)
  the acquisition by any person or group of beneficial ownership of securities entitled to vote generally in the election of our directors ("voting securities") that represent 40% or more of the combined voting power of our then outstanding voting securities or 50% or more of the combined fair market value of our then outstanding stock, other than:

  (i)
  an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by us or any person controlled by us or by any employee benefit plan (or related trust) sponsored or maintained by us or any person controlled by us, or

  (ii)
  an acquisition of voting securities by us or a corporation owned, directly or indirectly, by our stockholders in substantially the same proportions as their ownership of our stock;

  (b)
  a majority of members of our board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of members of our board before the date of the appointment or election, excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our board;

  (c)
  the acquisition by any person or group, or combined acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or group, of ownership of assets from us that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately before such acquisition; and

  (d)
  stockholder approval of a complete liquidation or dissolution of our company.

        Notwithstanding circumstance (a) above, however, if we make an acquisition of our securities that (x) causes our voting securities beneficially owned by a person or group to represent 40% or more of the combined voting power of our then outstanding voting securities or (y) causes our stock beneficially owned by a person or group to represent 50% or more of the combined fair market value of our then outstanding stock, the acquisition will not be considered an acquisition by any person or group for purposes of circumstance (a) unless the person or group subsequently becomes the beneficial owner of additional securities of EMRISE Corporation.

        For purposes of circumstance (a) above, the calculation of voting power will be made as if the date of the acquisition were a record date for a vote of our stockholders, and for purposes of circumstance (c) above, the calculation of voting power will be made as if the date of the consummation of the transaction were a record date for a vote of our stockholders.

        Notwithstanding the above, there will be no change in control event when there is a transfer to an entity that is controlled by our stockholders immediately after the transfer. A transfer of assets by us is not treated as a change in control if the assets are transferred to: a stockholder of ours (immediately before the asset transfer) in exchange for or with respect to the stockholders' stock; an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by us; a person or group that owns, directly or indirectly, 50% or more of the total value or voting power of all of our outstanding stock; or an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person or group described in the immediately preceding clause.

  Graham Jefferies

        On February 24, 2006, we entered into a three-year employment agreement with Graham Jefferies, our Executive Vice President and Chief Operating Officer. The agreement became effective as of January 1, 2006 and replaced his previous employment agreement that was scheduled to expire in July 2006. The agreement provided for an initial base salary of 152,800 British pounds sterling per year (approximately $263,350 as of January 1, 2006) during the first twelve months that the agreement was in effect, which amount was to be paid by our subsidiary, EMRISE Electronics Ltd.

        Effective November 1, 2007, we executed a new employment agreement with Mr. Jefferies. This agreement replaced the February 24, 2006 agreement.

        Under the November 1, 2007 executive employment agreement with Mr. Jefferies, Mr. Jefferies has agreed to serve as our Executive Vice President and Chief Operating Officer on an at-will basis. The agreement provides for a base salary of 152,800 British pounds sterling per year (approximately $316,600 as of November 1, 2007), which amount is to be paid by our subsidiary, EMRISE Electronics Ltd., paid vacation of 25 working days per year and public holidays in the United Kingdom, and a monthly automobile allowance of at least 460 British pounds sterling. Mr. Jefferies is eligible to receive increases and annual cash incentive bonuses at the discretion of our compensation committee and to participate in benefit and incentive programs we may offer. We have also agreed to maintain in effect a directors' and officers' liability insurance policy with a minimum limit of liability of $10 million and that we would enter into an indemnification agreement with Mr. Jefferies upon terms mutually acceptable to us and Mr. Jefferies. Effective January 1, 2008, our Compensation Committee increased Mr. Jefferies annual base salary to 178,000 British pounds sterling (approximately $320,000 as of January 1, 2008).

        The agreement contains non-competition provisions that prohibit Mr. Jefferies from engaging or participating in a competitive business or soliciting our customer or employees during his employment with us and for two years afterward. The agreement also contains provisions that restrict disclosure by Mr. Jefferies of our confidential information and assign ownership to us of inventions related to our business that are created by Mr. Jefferies in connection with his employment and for two years afterward.

        Mr. Jefferies may terminate the agreement at any time, with or without good reason. However, termination for good reason must occur within 30 days of the occurrence of an event constituting good reason. The term "good reason" has the same meaning as in Mr. Oliva's employment agreement described above, except that Mr. Jefferies' base salary is 178,000 British pounds sterling per year.

        We may terminate the agreement at any time, immediately upon written notice, with or without due cause. The term "due cause" has the same meaning as in Mr. Oliva's employment agreement described above, except that Mr. Jefferies may satisfactorily remedy the performance problem following 90 days' written notice. If we terminate Mr. Jefferies' employment for due cause or due to Mr. Jefferies' breach of his employment agreement by refusing to continue his employment, or if Mr. Jefferies terminates his employment without good reason, then all compensation and benefits for Mr. Jefferies will cease, other than amounts under retirement and benefit plans and programs that were earned and vested by the date of termination, pro rata annual salary through the date of termination, and any stock options that were vested as of the date of termination, and accrued vacation as required by applicable law.

        If Mr. Jefferies becomes mentally or physically incapable of performing the services required under the agreement for a period of 180 consecutive days, the agreement terminates; provided, however, that Mr. Jefferies will remain an employee of EMRISE Electronics Ltd. and be entitled to remuneration in an amount equal to the amount paid under EMRISE Electronics Ltd.'s permanent health insurance scheme, subject to the paragraph immediately below. Upon Mr. Jefferies' death, the agreement terminates immediately.

        If Mr. Jefferies' employment terminates due to his incapacity or death, Mr. Jefferies or his estate or legal representative will be entitled to receive benefits under our retirement and benefits plans and programs that were earned and vested at the date of termination, a pro rated incentive bonus for the fiscal year in which incapacity or death occurred (to the extent he would otherwise be eligible), and a lump sum cash payment in an amount equal to one year of his then current annual salary, grossed up to cover applicable taxes that are deducted from such amount.

        If Mr. Jefferies' employment terminates for good reason or other than as a result of due cause, incapacity, death or retirement, Mr. Jefferies will be entitled to his salary through the end of the month in which termination occurs plus credit for accrued vacation, and a pro rated incentive bonus, if eligible, for the fiscal year during which termination occurred. In addition, under those circumstances, if Mr. Jefferies enters into a separation and release agreement with us, then he will be entitled to receive a severance payment equal to two times his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount), to receive all medical and life insurance benefits to which he was entitled immediately prior to the date of termination (or at the election of Mr. Jefferies in the event of a change in control, immediately prior to the date of the change in control) for a period of two years or the date or dates that Mr. Jefferies' continued participation in our medical and/or life insurance plans was not possible under the plans, whichever was earlier. If our medical and/or life insurance plans did not allow Mr. Jefferies' continued participation, then we will be required to pay to Mr. Jefferies, in monthly installments, the monthly premium or premiums that had been payable by us covering the two-year period.

        Immediately preceding the occurrence of a change in control, and regardless of whether Mr. Jefferies' employment terminates and/or he receives severance payments as a result of the change in control, Mr. Jefferies will be entitled to receive a payment equal to two times his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount). The term "change in control" has the same meaning as in Mr. Oliva's employment agreement described above.

  D. John Donovan

        D. John Donovan was appointed as our Vice President Finance and Administration, Secretary and Treasurer effective May 16, 2007. We entered into an employment agreement with Mr. Donovan effective as of that date. However, effective as of November 1, 2007, we entered into a new employment agreement with Mr. Donovan. This new employment agreement replaced the May 16, 2007 agreement with Mr. Donovan.

        Under the November 1, 2007 executive employment agreement with Mr. Donovan, Mr. Donovan has agreed to serve as our Vice President Finance and Administration, Secretary and Treasurer on an at-will basis. The agreement provides for an initial base salary of $223,000 during the first six months of employment followed by a 10% increase to his base salary to $245,300, an objective-based additional cash compensation for up to $20,000 during the first seven months of employment to be awarded based solely on the CEO's determination (and payable as to one-half of this amount, if at all, on November 30, 2007 and May 1, 2008), reimbursement for up to $5,000 per year for Certified Public Accountant continuing professional education programs, paid vacation of at least three weeks per year, and a monthly automobile allowance of at least $600. Mr. Donovan is eligible to receive increases and annual cash incentive bonuses at the discretion of our compensation committee and to participate in benefit and incentive programs we may offer. We have also agreed to maintain in effect a directors' and officers' liability insurance policy with a minimum limit of liability of $10 million and that we would enter into an indemnification agreement with Mr. Donovan upon terms mutually acceptable to us and Mr. Donovan.

        The agreement contains non-competition provisions that prohibit Mr. Donovan from engaging or participating in a competitive business or soliciting our customer or employees during his employment with us and for two years afterward. The agreement also contains provisions that restrict disclosure by Mr. Donovan of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment and for two years afterward.

        Mr. Donovan may terminate the agreement at any time, with or without good reason. However, termination for good reason must occur within 90 days of the occurrence of an event constituting good reason, and Mr. Donovan must furnish us with written notice of the event within 30 days after the initial existence of the event and provide us with at least a 30-day cure period. The term "good reason" has the same meaning as in Mr. Oliva's employment agreement described above, except that Mr. Donovan's initial base salary is $223,000 during the first six months of employment, and $245,300 thereafter per year.

        If we terminate Mr. Donovan's employment for due cause or due to Mr. Donovan's breach of his employment agreement by refusing to continue his employment, or if Mr. Donovan terminates his employment without good reason, then all compensation and benefits for Mr. Donovan will cease, other than amounts under retirement and benefit plans and programs that were earned and vested by the date of termination, pro rata annual salary through the date of termination, any stock options that were vested as of the date of termination, and accrued vacation as required by California law.

        If Mr. Donovan becomes incapacitated, we may terminate his employment under the agreement upon 30 days' prior written notice. Upon Mr. Donovan's death, the agreement terminates immediately. If Mr. Donovan's employment terminates due to his incapacity or death, Mr. Donovan or his estate or legal representative will be entitled to receive benefits under our retirement and benefits plans and programs that were earned and vested at the date of termination, a pro rated incentive bonus for the fiscal year in which incapacity or death occurred (to the extent he would otherwise be eligible), and a lump sum cash payment in an amount equal to one year of his then current annual salary, grossed up to cover applicable taxes that are deducted from such amount.

        If Mr. Donovan's employment terminates for good reason or other than as a result of due cause, incapacity, death or retirement, Mr. Donovan will be entitled to his salary through the end of the month in which termination occurs plus credit for accrued vacation, and a pro rated incentive bonus, if eligible, for the fiscal year during which termination occurred. In addition, under those circumstances, if Mr. Donovan enters into a separation and release agreement with us, then he will be entitled to receive (i) a severance payment equal to his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount), (ii) all medical insurance benefits to which he was entitled immediately prior to the date of termination for a period of eighteen months or the date that Mr. Donovan's continued participation in our medical insurance plan was not possible under the plan, whichever was earlier, and (iii) a lump-sum cash payment equal to $1,650 to be used by Mr. Donovan to maintain his existing life insurance coverage for a period of eighteen months. If our medical insurance plan did not allow Mr. Donovan's continued participation, then we will be required to pay to Mr. Donovan, in monthly installments, the monthly premium or premiums for COBRA coverage, covering the eighteen month period described in clause (ii) in the preceding sentence.

        Immediately preceding the occurrence of a change in control, and regardless of whether Mr. Donovan's employment terminates and/or he receives severance payments as a result of the change in control, Mr. Donovan will be entitled to receive a payment equal to his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount).

        The terms "due cause" and "change in control" have the same meaning as in Mr. Oliva's employment agreement described above.

Outstanding Equity Awards at December 31, 2007

        The following table sets forth information about outstanding equity awards held by our named executive officers as of December 31, 2007.

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Carmine T. Oliva	100,000 53,000 26,000 50,000	— — — —		0.50 0.35 1.00 2.00	01/31/2011 01/22/2013 02/24/2014 12/29/2015

Graham Jefferies	30,000 30,000 30,000 54,000 40,000 50,000	— — — — — —		0.20 0.20 1.13 0.35 1.00 2.00	11/15/2009 05/15/2010 05/01/2008 01/22/2013 02/24/2014 12/29/2015

D. John Donovan	— —	25,000 25,000	(1) (2)	1.13 1.23	05/15/2017 07/01/2017

(1)
Shares vest on May 16, 2008.

(2)
Shares vest on July 2, 2008.

Director Compensation—2007

        Each non-employee director is entitled to receive $1,000 per month as compensation for his services. In addition, each board member chairing a standing committee is entitled to receive $500 per month as compensation for his services. We reimburse all directors for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. We may periodically award options or warrants to our directors under our existing option and incentive plans.

        The following table provides information concerning the compensation of our non-employee directors for the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		Total ($)

Laurence P. Finnegan, Jr	18,000	—	(1)	18,000

Otis W. Baskin	18,000	—	(2)	18,000

Richard E. Mahmarian	18,000	13,123	(3)	31,123

(1)
At December 31, 2007, Mr. Finnegan held options to purchase an aggregate of 216,000 shares of common stock.

(2)
At December 31, 2007, Mr. Baskin held options to purchase an aggregate of 85,000 shares of common stock.

(3)
The dollar amount reflected is the compensation cost we recognized for financial statement reporting purposes during 2007 under SFAS 123R for a grant made to Mr. Mahmarian in 2006. The fair value of the grant was estimated on the date of grant using the Black-Scholes option-

  pricing model with the following weighted-average assumptions: dividend yield of 0%; expected volatility of 86.56%; risk-free interest rate of 4.75%; expected option life of 7 years; and weighted-average fair value per share of $0.79. For purposes of the amount shown in the table above, no forfeitures were assumed to take place. At December 31, 2007, Mr. Mahmarian held options to purchase an aggregate of 50,000 shares of common stock, all of which were granted during 2006.

INFORMATION ABOUT OUR BOARD OF DIRECTORS,
BOARD COMMITTEES AND RELATED MATTERS

Board of Directors

General

        Our business, property and affairs are managed under the direction of our board. Directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our board and its committees.

        Our bylaws provide that our board of directors shall consist of at least four directors. Our board is divided into three classes of directors: Class I, Class II and Class III. The term of office of each class of directors is three years, with one class expiring each year at our annual meeting of stockholders. We currently have four directors on our board, with no vacancies. Our current board consists of one Class I director whose term expires at our 2009 annual meeting, one Class II director whose term expires at our 2010 annual meeting, and two Class III directors whose term expires at our 2008 annual meeting.

        During 2007, our board held four meetings and took action by unanimous written consent on nine occasions. During 2007, no incumbent director attended fewer than 75% of the aggregate of: (1) the total number of meetings of the board of directors (held during the period for which he has been a director); and (2) the total number of meetings held by all committees of the board on which he served (during the periods that he served).

Board Committees

        Our board of directors currently has an audit committee, a compensation committee and a nominating committee.

  Audit Committee

        The audit committee selects our independent registered public accountants, reviews the results and scope of the audit and other services provided by our independent registered public accountants, reviews our financial statements for each interim period and for our year end and our internal financial and accounting controls, and recommends, establishes and monitors our disclosure controls and procedures. Messrs. Finnegan, Mahmarian, and Baskin have served on our audit committee throughout and since 2007, with Mr. Finnegan serving as chairman. During 2007, the audit committee held eight meeting and took action by unanimous written consent on one occasion. Our board of directors has determined that Messrs. Finnegan and Mahmarian are audit committee financial experts. The audit committee operates pursuant to a charter approved by our board of directors and audit committee, according to the rules and regulations of the Securities and Exchange Commission.

  Compensation Committee

        The compensation committee is responsible for establishing and administering our policies involving the compensation of all of our executive officers and establishing and recommending to our board of directors the terms and conditions of all employee and consultant compensation and benefit plans. Our entire board of directors also may perform these functions with respect to our employee stock option plans. Messrs. Finnegan and Mr. Baskin have served on the compensation committee throughout and since 2007, with Mr. Baskin serving as chairman. Mr. Mahmarian was appointed to the Compensation Committee in March 2008. During 2007, the compensation committee held five meetings and took action by unanimous written consent on two occasions. The compensation committee operates pursuant to a charter approved by our board of directors and compensation committee.

  Nominating Committee

        The nominating committee recommends nominees to our board of directors and committees of our board of directors, develops and recommends to our board of directors corporate governance principles, and oversees the evaluation of the board of directors and management. Messrs. Mahmarian, Baskin and Finnegan have served on the nominating committee throughout and since 2007, with Mr. Mahmarian serving as chairman. During 2007, the nominating committee held four meetings and took action by written consent on two occasions. The nominating committee utilizes a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by stockholders.

        The nominating committee will consider candidates for director recommended by any stockholder that is the beneficial owner of shares representing more than 1.0% of the then-outstanding shares of our common stock and that has beneficially owned those shares for at least one year. The nominating committee will evaluate those recommendations by applying its regular nominee criteria and considering the additional information described in the nominating committee's below-referenced charter. Stockholders that desire to recommend candidates for the board for evaluation may do so by contacting EMRISE Corporation in writing, identifying the potential candidate and providing background and other information in the manner described in the nominating committee's charter. Candidates may also come to the attention of the nominating committee through current board members, professional search firms and other persons. In evaluating potential candidates, the nominating committee will take into account a number of factors, including, among others, the following:

  •
  independence from management;

  •
  depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to the technology and business of our company;

  •
  education and professional background;

  •
  judgment, skill, integrity and reputation;

  •
  existing commitments to other businesses as a director, executive or owner;

  •
  personal conflicts of interest, if any; and

  •
  the size and composition of the board of directors.

        In addition, prior to nominating a sitting director for re-election at an annual meeting of stockholders, the nominating committee considers the director's past attendance at, and participation in, meetings of our board of directors and its committees and the director's formal and informal contributions to their respective activities.

        The nominating committee operates pursuant to a charter approved by our board of directors and nominating committee.

  Director Independence

        Our board of directors has determined that each of Messrs. Baskin, Finnegan and Mahmarian is independent under Rule 5.3(k) of the NYSE Arca Equities Rules because none of those directors has, or during the past three years has had, a material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us, and none of those directors is disqualified from being deemed independent under any of subparagraphs (A)-(F) of Rule 5.3(k)(1) of the NYSE Arca Equities Rules. Our board of directors has also determined that each of member of the audit committee is independent under Rule 10A-3(b)(1) of the Securities and Exchange Commission.

        Under the NYSE Arca Equities Rules, the non-management members of our board of directors must meet at regularly scheduled executive sessions without management, with a non-management director presiding over each executive session. A presiding director for each session is selected by the board members in attendance at the session based upon the topics to be discussed at the session. The non-management directors can be contacted by calling the chairman of the audit committee. Further, if the non-management directors include directors who are not independent, then we should at least once a year schedule an executive session including only independent directors. Under the NYSE Arca Equities Rules, we must disclose if any member of our nominating committee or compensation committee is not independent.

  Committee Charters

        The charters of our audit, compensation and nominating committees, and our codes of business conduct and ethics, are included on our website at http://www.emrise.com. The foregoing information is also available in print to any stockholder who requests it. All such requests should be in writing and should be sent to "c/o Secretary" at 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California 91730 or jdonovan@emrise.com.

Security Holder Communications with the Board of Directors

        The board of directors has established a process to receive communications from security holders. Security holders and other interested parties may contact any member (or all members) of the board of directors, or the independent directors as a group, any committee of the board of directors or any chair of any such committee, by mail or electronically. To communicate with the board of directors, any individual directors or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Secretary" at 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California 91730. To communicate with any of our directors electronically, security holders should send an email to our Secretary at: jdonovan@emrise.com.

        All communications received as set forth in the preceding paragraph will be opened by the Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the board of directors will be forwarded promptly to the addressee. In the case of communications to the board of directors or any group or committee of directors, our Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Policy With Regard to Board Members' Attendance at Annual Meetings

        It is our policy that our directors are invited and encouraged to attend all of our annual meetings. At the date of our 2007 annual meeting, we had four members on our board of directors, three of whom were in attendance at our 2007 annual meeting.

Code of Ethics

        Our board of directors has adopted an Amended and Restated Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and an additional Code of Business Ethics that applies to our Chief Executive Officer and senior financial officers. These codes are available on our Internet website, located at http://www.emrise.com.

        We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provision of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-K, by describing on our Internet website within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

        Information on our Internet website is not, and shall not be deemed to be, a part of this report or incorporated into any other filings we make with the Securities and Exchange Commission.

Audit Committee Report

        The audit committee of the board of directors of EMRISE Corporation discussed with EMRISE's independent registered public accountants all matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." Prior to the inclusion and filing with the Securities and Exchange Commission of the audited consolidated financial statements in EMRISE's Annual Report on Form 10-K for the year ended December 31, 2007, the audit committee discussed with management and reviewed EMRISE's audited consolidated financial statements. In addition, the audit committee obtained from the independent registered public accountants a formal written statement describing all relationships between the independent registered public accountants and EMRISE that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1, "Independent Discussions with Audit Committees," and discussed with the independent registered public accountants any relationships that may impact their objectivity and independence and satisfied itself as to the accountants' independence. Prior to the filing of the Form 10-K with the Securities and Exchange Commission, and based on the review and discussions referenced above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Form 10-K.

Respectfully submitted,
Audit Committee EMRISE Corporation
Laurence P. Finnegan, Jr., Chairman Otis W. Baskin, Member Richard E. Mahmarian, Member

Principal Accountant Fees and Services

Fees and Services for 2007 and 2006

        We dismissed Grant Thornton LLP as our principal accountant on April 13, 2006 and retained Hein & Associates LLP as our principal accountant on April 17, 2006. We had no relationship with Hein & Associates LLP prior to their retention as our principal accountant. On June 28, 2006, we engaged Hein & Associates LLP to reaudit our consolidated financial statements for the years ended December 31, 2005, 2004 and 2003.

        The following table sets forth the aggregate fees billed to us by Hein & Associates LLP, our principal accountant, for professional services rendered in the audit of our consolidated financial statements for the years ended December 31, 2006 and December 31, 2007.

Fee Category	2006	2007
Audit Fees	$320,000	$327,000
Audit-Related Fees	—	6,000
Tax Fees	53,000	49,000
All Other Fees	—	—

Total	$373,000	$382,000

        Audit Fees.    Audit fees consist of fees billed for professional services for (i) audit of our 2006 and 2007 consolidated financial statements, (ii) review of the interim consolidated financial statements included in our 2006 and 2007 quarterly reports, and (iii) services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

        Audit-Related Fees.    No audit-related fees were incurred for 2006. In 2007, audit related fees consisted of fees billed for professional services for due diligence performed with respect to a financing transaction we consummated in 2007.

        Tax Fees.    Tax fees for 2006 and 2007 consisted of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

        All Other Fees.    No other fees were incurred for 2006 or 2007.

Pre-Approval Policies and Procedures

        Our audit committee pre-approves all services provided by our principal accountant. Our audit committee also considers in advance whether or not to approve any non-audit services to be performed by the independent accounting firm required to be approved by the audit committee pursuant to any applicable rules and regulations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

        Except as otherwise indicated in the related footnotes, the following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2008, by:

  •
  each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;

  •
  each of our directors, including our director nominees;

  •
  each of the named executive officers in the summary compensation table contained above; and

  •
  all of our directors, our director nominees and our executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or dispositive power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them. Except as indicated in the discussion of contractual beneficial ownership limitations below and except as indicated in the footnotes to the table below, shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 38,254,250 shares of common stock outstanding as of the date of the table.

        The address of each of the following stockholders, unless otherwise indicated in the footnotes to the table, is c/o EMRISE Corporation, 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California 91730. Messrs. Oliva, Finnegan, Baskin, and Mahmarian are directors of EMRISE Corporation. Messrs. Oliva, Donovan and Jefferies are named executive officers and current executive officers of EMRISE Corporation.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Carmine T. Oliva	1,408,305	(1)	3.66%
Laurence P. Finnegan, Jr.	260,171	(2)	*
Otis W. Baskin	90,000	(3)	*
Richard E. Mahmarian	60,000	(4)	*
Graham Jefferies	237,276	(5)	*
D. John Donovan	29,604	(6)	*
Austin W. Marxe and David M. Greenhouse	4,096,720	(7)	10.70%
Heartland Advisors, Inc. and William J. Nasgovitz	3,320,500	(8)	8.68%
Private Equity Management Group LLC	2,909,090	(9)	7.07%
Gruber and McBaine Capital Management, LLC, Jon D. Gruber, J. Patterson McBaine and Eric B. Swergold	2,343,200	(10)	6.07%
All executive officers and directors as a group (6 persons)	2,085,356	(11)	5.33%

*
Less than 1.00%

(1)
Includes 81,889 shares held individually by Mr. Oliva's spouse, and 229,000 shares underlying options.

(2)
Includes 216,000 shares underlying options.

(3)
Includes 85,000 shares underlying options.

(4)
Includes 50,000 shares underlying options.

(5)
Includes 234,000 shares underlying options.

(6)
Includes 25,000 shares underlying options.

(7)
Based on share beneficial ownership information contained in a Schedule 13G/A filed February 13, 2008 and a Form 4 filed on February 21, 2008 by Austin W. Marxe and David M. Greenhouse, the controlling principals of AWM Investment Company, Inc. ("AWM"). AWM serves as the general partner of MGP Advisers Limited Partnership, the general partner of and investment advisor to Special Situations Fund III QP, L.P. and Special Situations Fund III, L.P. Messrs. Marxe and Greenhouse share voting and investment power over 3,753,416 shares of common stock owned by Special Situations Fund III QP, L.P and 343,304 shares of common stock owned by Special Situations Fund III, L.P. Messrs. Marxe and Greenhouse have indicated their respective interests in the shares owned by that fund is limited to the extent of their respective pecuniary interest. The address for Messrs. Marxe and Greenhouse is 527 Madison Avenue, Suite 2600, New York, New York 10022.

(8)
Based on share beneficial ownership information contained in a Schedule 13G filed February 8, 2008, by Heartland Advisors, Inc. ("HAI"), a registered investment advisor, and William J. Nasgovitz, president and principal shareholder of HAI. HAI and Mr. Nasgovitz have indicated that the shares are held in an investment advisory account of HAI for the benefit of Turn of the Tide, a Wisconsin Limited Partnership, and that as a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. HAI indicates that it may be deemed to beneficially own the shares by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time. Mr. Nasgovitz indicates that he may be deemed to beneficially own the shares as result of his ownership interest in HAI. HAI and Mr. Nasgovitz have specifically disclaimed beneficial ownership of the shares and do not admit that they constitute a group. The address for HAI and Mr. Nasgovitz is 789 North Water Street, Milwaukee, Wisconsin 53202.

(9)
Based on share beneficial ownership information contained in a Schedule 13G filed February 11, 2008, by Private Equity Management Group LLC ("PEM"). PEM has indicated that it is deemed to be the beneficial owner of an aggregate of 2,909,090 shares underlying warrants, over which Danny Pang, Robert Anderson, Wilbur Quon, Todd Gillespie, Peter Paul Mendel, Lian-Hung Chan, Yuan-Feng Sandra Chang and Anthony Bufinsky, as members of PEM, acting by majority in membership interests may be deemed to have the power to vote or direct the vote and the power to dispose or to direct the disposition of the shares. The address for PEM is One Park Plaza, Suite 550, Irvine, California 92614.

(10)
Based in part on share beneficial ownership information contained in a Schedule 13G filed January 23, 2008, in which Gruber and McBaine Capital Management, LLC ("GMCM"), Jon D. Gruber, J. Patterson McBaine and Eric B. Swergold indicated that they constitute a group, each of whom shares voting and dispositive power over 1,695,800 outstanding shares. Also, Mr. Gruber and Mr. McBaine indicated they have sole voting and dispositive power over an additional 287,650 and 22,250 shares of our common stock, respectively. In addition, warrants to purchase shares of our common stock were beneficially owned as follows: Gruber and McBaine International—50,000; Mr. Gruber—41,250; Mr. McBaine—21,250; and Lagunitas Partners LP, an investment limited partnership of which GMCM is the general partner—225,000. The warrants contain provisions limiting the exercise of the warrants to the extent necessary to insure that following the exercise, the total number of shares of common stock then beneficially owned by the warrant holder and its affiliates and others whose beneficial ownership would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act does not exceed 9.999% of the total number of then issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise or call). The 9.999% beneficial ownership limitation may not be waived. However, the beneficial ownership limitation does not preclude a holder from exercising a warrant and selling the shares underlying the warrant in stages over time where each stage does not cause the holder and its affiliates to beneficially own shares in excess of the limitation amount. GMCM is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of our common stock. Messrs. Gruber and McBaine indicated they were the managers, controlling persons and portfolio managers of GMCM. No individual client's holdings of our common stock were more than 5.0% of our outstanding common stock. The address for these beneficial owners is 50 Osgood Place, Penthouse, San Francisco, California 94133.

(11)
Includes 839,000 shares underlying options and 81,889 outstanding shares held individually by Mr. Oliva's wife.

  Equity Compensation Plan Information

        The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2007.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,807,948	(1)	$1.12	5,522,552	(2)
Equity compensation plans not approved by security holders	6,876,525	(3)	$1.46	—

Total	8,684,473			5,522,552

(1)
Represents shares of common stock underlying options that are outstanding under our 1993 Stock Option Plan, our Employee Stock and Stock Option Plan, our 1997 Stock Incentive Plan and our Amended and Restated 2000 Stock Option Plan. The material features of these plans are described in note 8 to our consolidated financial statements for the years ended December 31, 2006, 2005 and 2004.

(2)
Represents shares of common stock available for issuance under options that may be issued under our Amended and Restated 2000 Stock Option Plan and our 2007 Stock Incentive Plan.

(3)
Represents shares of common stock underlying warrants that are described in note 8 to our consolidated financial statements for the years ended December 31, 2006, 2005 and 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

        We are party to indemnification agreements with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These officers, directors and stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all reports that they file.

        Based solely upon a review of copies of the reports furnished to us during the year ended December 31, 2007 and thereafter, or any written representations received by us from directors, officers and beneficial owners of more than 10% of our common stock ("reporting persons") that no other reports were required, we believe that, during 2007, all Section 16(a) filing requirements applicable to our reporting persons were met.

PROPOSAL 1
ELECTION OF CLASS III DIRECTORS

        Our bylaws provide that our board of directors shall consist of at least four directors. Our board is divided into three classes of directors: Class I, Class II and Class III. The term of office of each class of directors is three years, with one class expiring each year at our annual meeting of stockholders.

        Our current board consists of one Class I director, Otis W. Baskin, whose term expires at our 2009 annual meeting, one Class II director, Laurence P. Finnegan, Jr., whose term expires at our 2010 annual meeting, and two Class III directors, Carmine T. Oliva and Richard E. Mahmarian, whose terms expire at our 2008 annual meeting. Messrs. Oliva and Mahmarian are named as nominees for election to serve a three-year term expiring at our 2011 annual meeting or until succeeded by another qualified director who has been duly elected.

        The proxy holders intend to vote all proxies received by them in favor of the election of Messrs. Oliva and Mahmarian unless instructions to the contrary are marked on the proxy card. If Messrs. Oliva and Mahmarian are unable or decline to serve as a director at the time of the annual meeting, an event not now anticipated, the proxies will be voted for any nominee designated by our present board. However, the proxy holders may not vote proxies for a greater number of persons than the number of nominees named on the proxy card.

Required Vote of Stockholders and Board Recommendation

        Directors are elected by a plurality vote of shares present in person or represented by proxy at the meeting. This means that the director nominee with the most votes for a particular slot on the board is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF CARMINE T. OLIVA AND RICHARD E. MAHMARIAN AS CLASS III DIRECTORS.

PROPOSAL 2
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        Our audit committee has selected Hein & Associates LLP, independent registered public accountants, to audit our consolidated financial statements for 2008, and our board of directors has concurred in this selection. Additional information regarding our relationship with our independent public accountants is contained in this proxy statement under the headings "Audit Committee Report," "Principal Accountant Fees and Services," and "Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Principal Accountants." We anticipate that a representative of Hein & Associates LLP will be present at our 2008 annual meeting, will have the opportunity to make a statement if they desire to do so at the meeting, and will be available to respond to appropriate questions at the meeting.

Change in Accountants

        On April 13, 2006, we notified Grant Thornton LLP ("GT"), the independent registered public accounting firm that was engaged as our principal accountant to audit our consolidated financial statements, that we intended to engage new certifying accountants and thereby were terminating our relationship with GT. Our decision to change accountants was approved by our audit committee and board of directors. The reason for the change was to allow us to engage an alternative firm that we believed had adequate resources and experience to provide us with the auditing and tax services we require, on a more cost-effective basis.

        The audit reports of GT on our consolidated financial statements and consolidated financial statement schedules as of and for the years ended December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2005 and 2004 and the subsequent interim period through April 13, 2006, there were no disagreements with GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to GT's satisfaction, would have caused GT to make reference to the subject matter of the disagreement in connection with its opinion. During the years ended December 31, 2005 and 2004 and the subsequent interim period through April 13, 2006, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933, as amended, except as described below:

        On April 5, 2005, in connection with its audit of our consolidated financial statements for the year ended December 31, 2004, GT advised our audit committee and management of two matters that GT considered to be "material weaknesses" as that term is defined under standards established by the Public Company Accounting Oversight Board (United States), or PCAOB. A material weakness is a control deficiency or combination of control deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The first matter related to our need for additional staff with expertise in preparing required disclosures in the notes to the financial statements, and our need to develop greater internal resources for researching and evaluating the appropriateness of complex accounting principles and for evaluating the effects of new accounting pronouncements on us. Our growth during and since 2004 as a result of our acquisitions of Larus Corporation, Pascall Electronic (Holdings) Limited and RO Associates Incorporated and the increased complexity surrounding our financing arrangements are major contributors to the need for additional resources in financial reporting. The second matter related to segregation of duties relating to cash disbursements. Both our assistant controller and accounts payable clerk had access to initiate the payment of invoices and print electronically signed checks. Both individuals had the ability to record transactions in the accounting system. The lack of segregation of these two functions—check-writing ability and the recording of disbursement transactions in our accounting system—represented a material weakness in the cash disbursements cycle. We considered these matters in connection with the preparation of the December 31, 2004 consolidated financial statements and also determined that no prior period financial statements were materially affected by such matters. In response to the observations made by GT, on April 7, 2005, we engaged financial consultants who are certified public accountants with the requisite background and experience to prepare required disclosures in the notes to our financial statements and to provide greater internal resources for researching and evaluating the appropriateness of complex accounting principles and for evaluating the effects that new accounting pronouncements may have on us. In addition, we recognize that the risk of an unauthorized disbursement exists without proper segregation of duties between check-writing and record keeping. However, every month we review the listing of checks produced and research any check number that is missing or questionable. We believe this type of detective control would identify unauthorized disbursements. Additionally, on May 6, 2005, we limited the system access for those individuals performing this review such that there are appropriate mitigating controls over the incompatible duties with regard to our disbursements. We believe these steps addressed the matters GT raised.

        On August 15, 2005, in connection with its review of our condensed consolidated financial statements for the quarter ended June 30, 2005, GT advised our management of a matter that GT considered to be a material weakness. GT noted that we recorded revenue in our Pascall division for certain items previously recorded as "bill and hold" inventory. We had shipped the items to the customer on June 30, 2005, and the customer took title to the items and paid for the items. However, the customer requested that Pascall modify the items and returned the items to Pascall on July 7, 2005 under a separate contract. The return of the items by the customer subsequent to June 30, 2005 resulted in the transaction not meeting the revenue recognition criteria under Staff Accounting Bulletin ("SAB") No. 104. The recording of these items as sales in the quarter ended June 30, 2005 resulted in an adjusting journal entry to reduce revenue by $841,000 and to reduce net income by $314,000 ($0.01 per share). GT met with our audit committee on August 18, 2005 and recommended that we review the control procedures over bill and hold arrangements to determine adherence to SAB No. 104. Our audit committee and management have undertaken an extensive review of SAB No. 104. We have sought and plan to continue to seek guidance from our financial consultants, who are certified public accountants with the requisite background and experience, to assist us in our future compliance with SAB No. 104 as it relates to control procedures over bill and hold matters and believe we have therefore remediated the material weakness.

        On March 28, 2006, in connection with its audit of our consolidated financial statements for the year ended December 31, 2005, GT advised our management and audit committee of two matters that GT considered material weaknesses. GT indicated that in the area of accounting and financial reporting, it believed we had insufficient accounting resources to enable us to identify and evaluate complex accounting and reporting matters. In addition, GT recommended that we establish procedures to ensure that our chief financial officer can more closely monitor information submitted to our corporate headquarters by our subsidiary controllers and oversee accounting for reserves and other areas that involving significant judgment at all company locations. GT also recommended that we establish procedures to ensure that personnel familiar with accounting principles generally accepted in the United States and with Securities and Exchange Commission disclosure requirements thoroughly evaluate activities and transactions at all company locations in order to determine that we are timely making all required disclosures.

        On April 17, 2006, we engaged Hein & Associates LLP as our new certifying accountants. We had not consulted with Hein in the past regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on our financial statements or as to any disagreement or reportable event as described in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K.

Required Vote of Stockholders and Board Recommendation

        Although stockholder approval is not required, our board of directors has directed that this selection be submitted to our stockholders for ratification at our 2008 annual meeting. The affirmative vote of a majority of the shares of our common stock entitled to vote at and present in person or represented by proxy at the meeting will constitute stockholder ratification of the selection. Abstentions but not broker non-votes will be treated as shares present and entitled to vote on this proposal. Applying that standard, an abstention will have the effect of a vote "against" this proposal, and a broker non-vote will reduce the absolute number (although not the percentage) of the affirmative votes needed for approval of this proposal. If stockholder approval of this proposal is not obtained, our audit committee and board of directors may reconsider our appointment of Hein & Associates LLP as our independent registered public accountants.

        OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

OTHER MATTERS

        The board knows of no matter to come before the annual meeting other than as specified in this proxy statement. If other business should, however, be properly brought before the meeting, the persons voting the proxies will vote them in accordance with their best judgment.

STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Exchange Act, proposals by stockholders that are intended for inclusion in our proxy statement and proxy card and to be presented at our next annual meeting need to be received by us no later than 120 calendar days in advance of the one-year anniversary of the date of this proxy statement in order to be considered for inclusion in our proxy materials relating to the next annual meeting. Proposals intended for inclusion in our proxy statement and proxy card for our 2009 annual meeting must be addressed to our secretary at our corporate headquarters and may be included in next year's annual meeting proxy materials if they comply with rules and regulations of the Securities and Exchange Commission governing stockholder proposals.

        Proposals by stockholders that are not intended for inclusion in our proxy materials may be made by any stockholder who timely and completely complies with the notice procedures contained in our bylaws, was a stockholder of record at the time of giving of notice and is entitled to vote at the meeting, so long as the proposal is a proper matter for stockholder action and the stockholder otherwise complies with the provisions of our bylaws and applicable law. However, stockholder nominations of persons for election to our board of directors at a special meeting may only be made if our board of directors has determined that directors are to be elected at the special meeting.

        To be timely, a stockholder's notice regarding a proposal not intended for inclusion in our proxy materials must be delivered to our secretary at our corporate headquarters not later than:

  •
  Typically in the case of an annual meeting, the close of business on the 45th day before the first anniversary of the date on which we first mailed our proxy materials for the prior year's annual meeting of stockholders. However, if the date of our 2009 annual meeting changes more than 30 days from the date of our 2009 annual meeting, in order for the stockholder's notice to be timely it must be delivered to our secretary a reasonable time before we mail our proxy materials for the current year's meeting. For purposes of the preceding sentence, a "reasonable time" coincides with any adjusted deadline we publicly announce.

  •
  In the case of a special meeting, the close of business on the 7th day following the day on which we first publicly announce the date of the special meeting.

        Except as otherwise provided by law, if the chairperson of the meeting determines that a nomination or any business proposed to be brought before a meeting was not made or proposed in accordance with the procedures set forth in our bylaws and summarized above, the chairperson may prohibit the nomination or proposal from being presented at the meeting.

ANNUAL REPORT AND AVAILABLE INFORMATION

        We are subject to the informational requirements of the Exchange Act. In accordance with that act, we file reports, proxy statements and other information with the Securities and Exchange Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Our common stock trades on NYSE Arca under the symbol "ERI."

        A copy of our annual report on Form 10-K for the year ended December 31, 2007 is included with this proxy statement. The reports described in the preceding paragraph are not incorporated by reference into this proxy statement and are not deemed to be a part of our proxy solicitation materials.

        A copy of those reports (without exhibits) will be furnished by first class mail, without charge, to any person from whom the accompanying proxy is solicited upon written or oral request to EMRISE Corporation, 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California 91730, Attention: Vice President Finance and Administration, telephone (909) 987-9220. If exhibit copies are requested, a copying charge of $0.20 per page will be made. In addition, all of our public filings, including our annual report on Form 10-K, can be found free of charge on the Securities and Exchange Commission's website at http://www.sec.gov.

        ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

APPENDIX A

PROXY—EMRISE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 24, 2008

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Carmine T. Oliva and D. John Donovan, or either of them individually, as the attorney, agent and proxy holder of the undersigned, with the power to appoint his substitute, to represent and vote, as designated below, all shares of common stock of EMRISE Corporation, a Delaware corporation (the "Company"), held of record by the undersigned at the close of business on April 24, 2008, at the 2008 annual meeting of stockholders to be held at the Company's headquarters located at 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California 91730 on June 24, 2008, at 10:00 a.m. local time, and at any and all adjournments and postponements thereof. The Company's board of directors recommends a vote FOR each of the proposals indicated herein.

        THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED FOR THE PROPOSALS INDICATED AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER BUSINESS. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED IN CONNECTION WITH THE ACTIONS PROPOSED ON THIS PROXY CARD ARE HEREBY EXPRESSLY REVOKED. THIS PROXY CARD MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY ISSUANCE OF A SUBSEQUENT PROXY CARD OR BY VOTING AT THE ANNUAL MEETING IN PERSON. HOWEVER, A STOCKHOLDER WHO HOLDS SHARES THROUGH A BROKER OR OTHER NOMINEE MUST BRING A LEGAL PROXY TO THE MEETING IF THAT STOCKHOLDER DESIRES TO VOTE IN PERSON AT THE MEETING.

A-1

Annual Meeting Proxy Card

A.
Proposal 1—To elect two Class III directors to serve a three-year term. The Board of Directors recommends a vote FOR each of the nominees below.

1.
Nominees:

01—Carmine T. Oliva	☐ FOR	☐ WITHHOLD
02—Richard E. Mahmarian	☐ FOR	☐ WITHHOLD
B.
Proposal 2—The Board of Directors recommends a vote FOR the proposal below.

2.
To consider and vote upon a proposal to ratify the selection of the Company's independent registered public accountants to audit the Company's consolidated financial statements for 2008.

☐ FOR	☐ AGAINST	☐ WITHHOLD
C.
Non-Voting Items

Change of Address—Please print your new address below.

Meeting Attendance—Mark the box to the right if you plan to attend the Annual Meeting. ☐

D.
Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please mark, date, sign and return this proxy card promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy):            /            /2008

Signature 1—Please keep signature within the box		Signature 2—Please keep signature within the box
[	]	[	]

A-2

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on June 24, 2008
TABLE OF CONTENTS
DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND RELATED INFORMATION
INFORMATION ABOUT OUR BOARD OF DIRECTORS, BOARD COMMITTEES AND RELATED MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 1 ELECTION OF CLASS III DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
OTHER MATTERS
STOCKHOLDER PROPOSALS
ANNUAL REPORT AND AVAILABLE INFORMATION
  APPENDIX A